Exhibit 21


                                SUBSIDIARIES



Domestic Subsidiaries of the Company:


   Name of Subsidiary                         State of Incorporation

   PVI Acquisition Corp.                             Delaware

   PCT International, Inc.                           Delaware

   Flavors Holdings, Inc.                            Delaware

   Pneumo Abex Corporation                           Delaware

   Concord Pacific Corporation                       Maine

   EVD Holdings Inc.                                 Delaware

   Jensen-Kelly Corporation                          Delaware

Foreign Subsidiaries of the Company:

   Name of Subsidiary                                Jurisdiction

   Mafco Establishment                               Liechtenstein

   EVD Holdings S.A.                                 France

   Extraits Vegetaux Et Derives, S.A.                France

   Xianyang Concord Natural Products Co. Ltd.        Peoples Rep. of China

   Mafco Weihai Green Industry of Science and
     Technology Co. Ltd. (50% owned)                 Peoples Rep. of China

   Rishmac Produce & Export Co. (45% owned)          Iran

   Boam Produce (Europe) Est. (45% owned)            Liechtenstein